Exhibit 99.2

Corsair Partnering Corporation

Announces Closing of $250 Million Initial Public Offering

New York – July 7, 2021 – Corsair Partnering Corporation (the “Company”) today announced the closing of its initial public offering of 25,000,000 units at a price of $10.00 per unit. The units began trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “CORS.U” on July 1, 2021. Each unit consists of one Class A ordinary share and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Only whole warrants are exercisable. Once the securities comprising the units begin separate trading, the Class A ordinary shares and redeemable warrants are expected to be listed on NYSE under the symbols “CORS” and “CORS.WS,” respectively.

The Company was formed for the purpose of identifying a company to partner with in order to effectuate a merger, share exchange, asset acquisition, share purchase, reorganization or similar partnering transaction with one or more businesses, which the Company refers to as a “partnering transaction.” The Company intends to focus on businesses that are market-leading financial or business services franchises and have strong management teams, demonstrated opportunities for continued growth, sustainable and proven unit economics, and present an opportunity to drive value through technology and innovation. In connection with the closing of this offering, an affiliate of Corsair Capital LLC entered into a forward purchase agreement with the Company, pursuant to which it committed to purchase up to 10,000,000 units (each consisting of one Class A ordinary share and one-third of one warrant to purchase one Class A ordinary share, subject to adjustment) for $10.00 per unit in a private placement fo occur in connection with the closing of our initial partnering transaction. The Company is led by D.T. Ignacio Jayanti, Chief Executive Officer, Jeremy S. Schein, President, and Paul Cabral, Chief Financial Officer.

D.T. Ignacio Jayanti and Jeremy S. Schein said, “We look forward to leveraging our transatlantic network and deep expertise across financial and technology services to identify and partner with high-quality, innovative companies with enormous potential to accelerate growth.”

Evercore Group L.L.C. and BofA Securities, Inc. are acting as the joint book-running managers of the offering. The offering is being made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from Evercore Group L.L.C., Attn: Equity Capital Markets, 55 East 52nd Street, 36th Floor, New York, NY 10055, by phone at (888) 474-0200, or by email at ecm.prospectus@evercore.com or BofA Securities, Inc., Attn: Prospectus Department, 200 North College Street, 3rd Floor, Charlotte, NC 28255, by phone at (800) 294-1322, or by email at dg.prospectus_requests@bofa.com.

A registration statement relating to the securities has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial partnering transaction. No assurance can be given that the Company will ultimately complete a partnering transaction. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact

IR@Corsair-Capital.com

Media Contact

David Millar/Danya Al-Qattan

Sard Verbinnen & Co.

Corsair-SVC@sardverb.com

###

2